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                                                                   EXHIBIT 10.26


                           MANAGEMENT RIGHTS AGREEMENT


           This MANAGEMENT RIGHTS AGREEMENT ("Agreement") is entered into as of November 17, 1998 by and between Abaxis, Inc., a California corporation (the "Company"), and NeoMed Innovation ASA, foreign corporation ("Fund").


                                    RECITALS

A. In order to induce Fund to invest in the Company, the Company has agreed to provide certain observation and information rights to Fund.

           NOW THEREFORE, the parties hereto agree that upon Fund's purchase of shares of 6% Series C Preferred Stock of the Company, Fund will be entitled to the following contractual management rights, in addition to rights generally available to shareholders in a publicly traded company:

(1) The Company shall invite a representative of Fund (the "Representative") to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give the Representative timely copies of all notices, minutes, consents, and other material that it provides to its directors. The Representative may participate in discussions of matters brought to the Board of Directors.

           Fund agrees, and will cause the Representative to agree in writing:

                      (i) to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement;

                     (ii) that the Representative may be excluded from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential information, or other similar reasons;

                     (iii) to be bound by, and to adhere to, the Company's "Insider Trading Policy," a current copy of which has previously been provided to Fund;

                      (iv) that the following legend will be placed on all shares of the Company's stock held by it, whether currently held or later acquired: THE REGISTERED HOLDER OF THESE SECURITIES MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER AS DEFINED UNDER RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ACCORDINGLY, ANY SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION MUST BE MADE IN COMPLIANCE WITH CERTAIN OF THE REQUIREMENTS OF RULE 144; and



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                     (v) to be subject to stop-transfer orders if Fund should
attempt to trade any stock held by it in violation of the Company's "Insider Trading Policy."

           The rights described herein shall terminate and be of no further force or effect upon the earlier of (i) consummation of a merger or reorganization of the Company that is made for independent business reasons unrelated to extinguishing the rights granted hereunder or (ii) the Fund holds fewer than ten percent (10%) of the shares of the Company's 6% Series C Convertible Preferred Stock originally purchased from the Company or shares of Common Stock issued or issuable upon conversion of such shares of Series C Preferred Stock (as adjusted for stock dividends, stock splits, reorganizations and the like). The confidentiality provisions hereof will survive any such termination. Fund shall be responsible for any breach of the obligations of Representative pursuant to this Agreement.



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           IN WITNESS WHEREOF the parties hereto have hereby executed this
Management Rights Agreement as of the date first above written.

                                  Abaxis, Inc.
                                  a California corporation


                                  By:  /s/ Donald Stewart
                                       --------------------------------------
                                       Name: Donald Stewart
                                       Title:  Chief Financial Officer and Vice
                                               President, Finance


                                  NeoMed Innovation ASA


                                  By:  /s/ Erik Amble
                                       --------------------------------------
                                       Name:  Erik Amble
                                       Title:
                                             --------------------------------

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